                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 APRIL 26, 1999

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)



                                AMAZON.COM, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          DELAWARE                   000-22513                  91-1646860
----------------------------  ------------------------     -------------------
(State or Other Jurisdiction   (Commission File No.)          (IRS Employer
     of Incorporation)                                      Identification No.)

                  1516 SECOND AVENUE, SEATTLE, WASHINGTON 98101

          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (206) 622-2335

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

PENDING TRANSACTIONS

ALEXA INTERNET

On April 24, 1999, Amazon.com, Inc., a Delaware corporation ("Amazon.com"), AI Acquisitions, Inc., a Washington corporation and wholly owned subsidiary of Amazon.com, Alexa Internet, a California corporation ("Alexa"), and Brewster Kahle, the President and Chief Executive Officer of Alexa, entered into a definitive Agreement and Plan of Merger (the "Alexa Merger Agreement"). Pursuant to the Alexa Merger Agreement, and subject to the terms and conditions thereof, Amazon.com will acquire all of the capital stock and assume all outstanding options of Alexa (the "Alexa Merger"). The Alexa Merger will be accounted for under the purchase method of accounting.

Amazon.com will issue shares of its common stock, par value $.01 per share ("Amazon.com Common Stock"), totaling approximately $250 million.

EXCHANGE.COM

On April 24, 1999, Amazon.com, Amazon.com Auctions, Inc., a Delaware corporation and wholly owned subsidiary of Amazon.com, e-Niche Incorporated, a Delaware corporation ("e-Niche Incorporated" or "Exchange.com"), and all of the stockholders of Exchange.com, entered into a definitive Agreement and Plan of Merger (the "Exchange.com Merger Agreement"). Pursuant to the Exchange.com Merger Agreement, and subject to the terms and conditions thereof, Amazon.com will acquire all of the capital stock and assume all outstanding options of Exchange.com (the "Exchange.com Merger"). The Exchange.com Merger will be accounted for under the purchase method of accounting.

Amazon.com will issue shares of Amazon.com Common Stock and pay approximately $4 million of cash, with an aggregate value of approximately $200 million, assuming that all conditions have been met and assuming that $50 million of contingent consideration is paid to by stockholders and certain option holders as a result of the continued employment of certain employees.

The Alexa Merger and Exchange.com Merger are subject to various conditions. It is anticipated that the Alexa Merger and Exchange.com Merger will be consummated in the second quarter of 1999.


FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)     Financial Statements of Businesses To Be Acquired


                     Alexa Audited Financial Statements:

                     (i) Report of PricewaterhouseCoopers LLP, dated April 23, 1999

                     (ii) Alexa Internet (A Development Stage Company) Balance Sheets as of December 31, 1998 and 1997

                     (iii) Alexa Internet (A Development Stage Company) Statements of Operations for the years ended December 31, 1998 and 1997 and for the cumulative period from February 14, 1996 (inception) to December 31, 1998

                     (iv) Alexa Internet (A Development Stage Company) Statement of Stockholders' Equity (Deficit) for the period from February 14, 1996 (inception) to December 31, 1998

                     (v) Alexa Internet (A Development Stage Company) Statements of Cash Flows for the years ended December 31, 1998 and 1997 and for the cumulative period from February 14, 1996 (inception) to December 31, 1998

                     (vi) Alexa Internet (A Development Stage Company) Notes to Financial Statements

                     e-Niche Incorporated Audited Financial Statements:

                     (i)     Report of PricewaterhouseCoopers LLP, dated May 3,
                             1999

                     (ii) e-Niche Incorporated (a development stage enterprise) Balance Sheet as of December 31, 1998 and 1997

                     (iii) e-Niche Incorporated (a development stage enterprise) Statement of Operations for the year ended December 31, 1998, for the period from inception (July 29, 1997) through December 31, 1997 and for the period from inception (July 29, 1997) through December 31, 1998

                     (iv) e-Niche Incorporated (a development stage enterprise) Statement of Changes in Stockholders' Equity (Deficit) for the period from inception (July 29, 1997) through December 31, 1998

                     (v) e-Niche Incorporated (a development stage enterprise) Statement of Cash Flows for the year ended December 31, 1998, for the period from inception (July 29, 1997) through December 31, 1997 and for the period from inception (July 29, 1997) through December 31, 1998

                     (vi) e-Niche Incorporated (a development stage enterprise) Notes to Financial Statements

                        Alexa Internet Condensed Financial Statements
                        (unaudited):

                        (i) Alexa Internet (A Development Stage Company) Condensed Balance Sheets as of March 31, 1999 (unaudited) and December 31, 1998

                        (ii) Alexa Internet (A Development Stage Company) Condensed Statements of Operations for the three month periods ended March 31, 1999 and 1998 (unaudited) and for the cumulative period from February 14, 1996 (inception) to March 31, 1999 (unaudited)

                        (iii) Alexa Internet (A Development Stage Company) Condensed Statements of Cash Flows for the three month periods ended March 31, 1999 and 1998 (unaudited) and for the cumulative period from February 14, 1996 (inception) to March 31, 1999 (unaudited)

                        (iv) Alexa Internet (A Development Stage Company) Notes to Condensed Financial Statements

                        e-Niche Incorporated Condensed Consolidated Financial Statements (unaudited):

                        (i) e-Niche Incorporated (a development stage enterprise) Condensed Consolidated Balance Sheet as of March 31, 1999 (unaudited) and December 31, 1998

                        (ii) e-Niche Incorporated (a development stage enterprise) Condensed Consolidated Statement of Operations for the three month periods ended March 31, 1999 and 1998 (unaudited) and for the period from inception (July 29, 1997) through March 31, 1999 (unaudited)

                        (iii) e-Niche Incorporated (a development stage enterprise) Condensed Consolidated Statement of Cash Flows for the three month periods ended March 31, 1999 and 1998 (unaudited) and for the period from inception (July 29, 1997) through March 31, 1999 (unaudited)

                        (iv) e-Niche Incorporated (a development stage enterprise) Notes to Condensed Consolidated Financial Statements (unaudited)

        (b)     Pro Forma Financial Information

                        Pro Forma Combined Condensed Consolidated Financial Statements (unaudited):

                        (i) Pro Forma Combined Condensed Consolidated Balance Sheet as of March 31, 1999 (unaudited)

                        (ii) Pro Forma Combined Condensed Consolidated Statement of Operations for the three month period ended March 31, 1999 (unaudited)

                        (iii) Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited)

                        (iv) Notes to Pro Forma Combined Condensed Consolidated Financial Statements (unaudited)

        (c)     Exhibits

                        23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

                        23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Alexa Internet


In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Alexa Internet (a development stage company) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, and for the cumulative period from February 14, 1996 (inception) to December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
San Francisco, California
April 23, 1999

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                      1998                      1997
                                                                                   -----------               -----------
Assets
Current assets:
  Cash and cash equivalents                                                        $   147,392               $   620,160
  Marketable securities                                                              3,841,059                 2,598,867
  Accounts receivable                                                                  164,267                        --
  Other assets                                                                         171,920                    28,301
                                                                                   -----------               -----------

         Total current assets                                                        4,324,638                 3,247,328

Property and equipment, net                                                            771,542                   701,273
Other assets                                                                            15,608                    27,827
                                                                                   -----------               -----------

         Total assets                                                              $ 5,111,788               $ 3,976,428
                                                                                   ===========               ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                                 $   238,102               $    80,796
  Accrued liabilities                                                                  264,111                   137,432
  Deferred revenue                                                                      54,632                        --
  Notes payable, current portion                                                       309,461                   200,000
                                                                                   -----------               -----------

         Total current liabilities                                                     866,306                   418,228

Notes payable, less current portion                                                    255,069                   300,000
                                                                                   -----------               -----------

         Total liabilities                                                           1,121,375                   718,228
                                                                                   -----------               -----------

Commitments (Note 6)

Stockholders' equity:
  Convertible preferred stock, no par value:  10,524,792 shares authorized;  Series A, 10,524,792 shares
    designated in 1998 and 1997; 10,524,792 and 5,277,396                            9,880,527                 4,828,072
    shares issued and outstanding in 1998 and 1997, respectively;
    liquidation preference $10,028,548
  Common stock, no par value; 50,000,000 shares authorized;
    16,175,086 and 16,037,794 shares issued and outstanding in 1998                  2,018,723                 1,484,154
    and 1997, respectively
  Treasury stock                                                                          (308)                     (421)
  Preferred stock warrants                                                                  --                    52,474
  Deferred stock compensation                                                         (502,602)                  (76,041)
  Deficit accumulated during development stage                                      (7,531,389)               (3,074,045)
  Accumulated other comprehensive income                                               125,462                    44,007
                                                                                   -----------               -----------

         Total stockholders' equity                                                  3,990,413                 3,258,200
                                                                                   -----------               -----------

                    Total liabilities and stockholders' equity                     $ 5,111,788               $ 3,976,428
                                                                                   ===========               ===========




   The accompanying notes are an integral part of these financial statements.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE CUMULATIVE PERIOD FROM FEBRUARY 14, 1996 (INCEPTION) TO DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                                                              Period from
                                                                                                              February 14
                                                                                                                  1996
                                                                                                             (inception) to
                                                                                                               December 31,
                                                               1998                     1997                      1998
                                                           -----------               -----------               -----------
Revenue                                                    $   372,159               $        --               $   372,159
                                                           -----------               -----------               -----------
Operating expenses:
  Cost of revenue                                                4,761                        --                     4,761
  Research and development                                   1,311,227                 1,003,233                 2,615,787
  Sales and marketing                                        2,215,658                   983,158                 3,219,860
  General and administration                                 1,023,720                   495,488                 1,667,393
  Depreciation and amortization                                383,389                   186,819                   588,978
                                                           -----------               -----------               -----------

    Total operating expenses                                 4,938,755                 2,668,698                 8,096,779
                                                           -----------               -----------               -----------

Operating loss                                              (4,566,596)               (2,668,698)               (7,724,620)

Interest income, net                                           110,852                    78,073                   188,931
Other income (expense), net                                     (1,600)                    6,700                     4,300
                                                           -----------               -----------               -----------

    Net loss                                                (4,457,344)               (2,583,925)               (7,531,389)

Other comprehensive income:
  Change in unrealized gain on available-for-
    sale marketable securities                                  81,455                    44,007                   125,462
                                                           -----------               -----------               -----------

      Comprehensive loss                                   $(4,375,889)              $(2,539,918)              $(7,405,927)
                                                           ===========               ===========               ===========



   The accompanying notes are an integral part of these financial statements.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM FEBRUARY 14, 1996 (INCEPTION) TO DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                          Convertible
                                        Preferred Stock                Common Stock                      Treasury Stock
                                     ---------------------          ---------------------            --------------------
                                     Shares         Amount          Shares         Amount            Shares        Amount
                                     ------         ------          ------         ------            ------        ------
Balance, February 14,
  1996 (inception)                        --     $        --              --     $        --             --     $        --
Issuance of common stock
  ($0.0004 per share) for
  cash in February 1996                   --              --       2,500,000           1,000             --              --
Net loss                                  --              --              --              --             --              --
                                  ----------     -----------      ----------     -----------        -------     -----------
Balance, December 31, 1996                --              --       2,500,000           1,000             --              --
Conversion of notes payable
  to common stock in April
  1997                                    --              --       8,750,000       1,299,000             --              --
Issuance of employee stock
  options at below fair
  value during 1997                       --              --              --         154,911             --              --
Exercise of stock options
  in April 1997                           --              --       4,110,710           2,611             --              --
Amortization of deferred
  compensation related to
  employee stock options
  during 1997                             --              --              --              --             --              --
Issuance of preferred stock
  ($0.94285 per share) and
  warrant to purchase
  additional preferred stock
  ($0.01 per warrant share)
  for cash less issuance
  costs of $85,131 in May 1997     5,247,396       4,862,395              --              --             --              --
Issuance of common stock
  ($0.095 per share) for services
  rendered in connection with
  the issuance of preferred
  stock in May 1997                       --         (64,323)        677,084          64,323             --              --
Issuance of preferred stock
  ($1.00 per share) for services
  rendered in July 1997               30,000          30,000              --              --             --              --
Repurchase of exercised but
  nonvested stock and related
  write-off of deferred
  compensation during 1997                --              --              --         (37,691)       420,764            (421)
Change in unrealized gain on
  available-for-sale
  marketable securities                   --              --              --              --             --              --
Net loss                                  --              --              --              --             --              --
                                  ----------     -----------      ----------     -----------        -------     -----------
Balance, December 31, 1997         5,277,396     $ 4,828,072      16,037,794     $ 1,484,154        420,764     $      (421)
                                  ==========     ===========      ==========     ===========        =======     ===========

                                                                                 Deficit
                                                                  Accumulated   Accumulated        Total
                                    Preferred                        Other        During       Stockholders'
                                      Stock         Deferred     Comprehensive  Development       Equity
                                     Warrants     Compensation       Income        Stage         (Deficit)
                                     --------     ------------       ------        -----         ---------
                                   ---------      -----------     -----------    -----------     -----------
Balance, February 14,
  1996 (inception)                 $      --     $        --      $       --     $        --     $       --
Issuance of common stock
  ($0.00-4 per share) for
  cash in February 1996                   --              --              --              --           1,000
Net loss                                  --              --              --        (490,120)       (490,120)
                                  ----------     -----------      ----------     -----------    ------------
Balance, December 31, 1996                --              --              --        (490,120)       (489,120)
Conversion of notes payable
  to common stock in April
  1997                                    --              --              --              --       1,299,000
Issuance of employee stock
  options at below fair
  value during 1997                       --        (154,911)             --              --             --
Exercise of stock options
  in April 1997                           --              --              --              --           2,611
Amortization of deferred
  compensation related to
  employee stock options
  during 1997                             --           41,179              --              --         41,179
Issuance of preferred stock
  ($0.94285 per share) and
  warrant to purchase
  additional preferred stock
  ($0.01 per warrant share)
  for cash less issuance
  costs of $85,131 in May 1997        52,474              --              --              --       4,914,869
Issuance of common stock
  ($0.095 per share) for services
  rendered in connection with
  the issuance of preferred
  stock in May 1997                       --              --              --              --             --
Issuance of preferred stock
  ($1.00 per share) for services
  rendered in July 1997                   --              --              --              --         30,000
Repurchase of exercised but
  nonvested stock and related
  write-off of deferred
  compensation during 1997                --          37,691             --              --           (421)
Change in unrealized gain on
  available-for-sale
  marketable securities                   --              --          44,007              --         44,007
Net loss                                  --              --              --      (2,583,925)    (2,583,925)
                                  ----------     -----------      ----------     -----------    -----------
Balance, December 31, 1997        $   52,474     $   (76,041)     $   44,007     $(3,074,045)   $ 3,258,200
                                  ==========     ===========      ==========     ===========    ============

   The accompanying notes are an integral part of these financial statements.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM FEBRUARY 14, 1996 (INCEPTION) TO DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                        Convertible
                                      Preferred Stock             Common Stock           Treasury Stock
                                  -----------------------   ------------------------    -----------------
                                   Shares        Amount       Shares        Amount       Shares    Amount
                                  ---------    ----------   ----------    ----------    --------  -------
Balances, December 31, 1997
   (from previous page)           5,277,396    $4,828,072   16,037,794    $1,484,154     420,764   $(421)
Exercise of preferred stock              --            --           --            --          --      --
   warrant ($0.94285 per
    share)                        5,247,396     5,052,455           --            --          --      --
Issuance of employee
   stock options at below
   fair value during 1998                --            --           --       530,613          --      --
Exercise of common stock
   options by employees                  --            --      137,292        12,132          --      --
Repurchase of exercised
   but nonvested stock
   and related writeoff
   of deferred  compensation
   during 1998                           --            --           --        (8,176)    112,500    (112)
Issuance of treasury
   stock on exercise of
   options                               --            --           --            --    (225,000)    225
Amortization of deferred
   compensation related to
   employee stock options                --            --           --            --          --      --
Change in unrealized gain
   on available-for-sale
   marketable securities                 --            --           --            --          --      --
Net loss                                 --            --           --            --          --      --
                                 ----------    ----------   ----------    ----------     -------   -----
Balances, December 31, 1998      10,524,792    $9,880,527   16,175,086    $2,018,723     308,264   $(308)
                                 ==========    ==========   ==========    ==========     =======   =====

                                                                                         Deficit
                                                                     Accumulated       Accumulated         Total
                                      Preferred                        Other            During         Stockholders'
                                        Stock         Deferred      Comprehensive      Development         Equity
                                       Warrants     Compensation        Income            Stage           (Deficit)
                                      ----------    ------------    -------------      -----------      ------------
Balances, December 31, 1997
   (from previous page)               $  52,474      $ (76,041)        $ 44,007        $(3,074,045)      $3,258,200
Exercise of preferred stock
   warrant ($0.94285 per
    share)                              (52,474)            --               --                 --        4,999,981
Issuance of employee
   stock options at below
   fair value during 1998                    --       (530,613)              --                 --               --
Exercise of common stock
   options by employees                      --             --               --                 --           12,132
Repurchase of exercised
   but nonvested stock
   and related writeoff
   of deferred  compensation
   during 1998                               --          8,176               --                 --             (112)
Issuance of treasury
   stock on exercise of
   options                                   --             --               --                 --              225
Amortization of deferred
   compensation related to
employee stock options                       --         95,876               --                 --           95,876
Change in unrealized gain
   on available-for-sale
   marketable securities                     --             --           81,455                 --           81,455
Net loss                                     --             --               --         (4,457,344)      (4,457,344)
                                       --------      ---------         --------        -----------       ----------
Balances, December 31, 1998            $     --      $(502,602)        $125,462        $(7,531,389)      $3,990,413
                                       ========      =========         ========        ===========       ==========

   The accompanying notes are an integral part of these financial statements.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE CUMULATIVE PERIOD FROM FEBRUARY 14, 1996 (INCEPTION) TO DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                                                  PERIOD FROM
                                                                                               FEBRUARY 14, 1996
                                                                                                 (INCEPTION) TO
                                                                                                  DECEMBER 31,
                                                                1998              1997                1998
                                                             -----------       -----------     -----------------
Cash flows from operations:
  Net loss                                                   $(4,457,344)      $(2,583,925)       $ (7,531,389)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                                  383,389           186,819             585,782
  Amortization of deferred stock compensation                     95,876            41,179             137,055
  Gain on sale of marketable securities                         (127,939)          (68,532)           (196,471)
  Expenses paid through issuance of preferred
    stock                                                             --            30,000              30,000
  Changes in operating assets and liabilities:
    Accounts receivable                                         (164,267)               --            (164,267)
    Other assets                                                (131,400)          (45,828)           (187,528)
    Accounts payable                                             157,306            70,856             238,103
    Accrued liabilities                                          126,679           115,056             264,111
    Deferred revenue                                              54,632                --              54,632
                                                             -----------       -----------        ------------
        Net cash used in operating activities                 (4,063,068)       (2,254,375)         (6,769,972)
                                                             -----------       -----------        ------------
Cash flows from investing activities:
  Payments for property and equipment                           (453,433)         (787,330)         (1,357,099)
  Purchase of short-term investments                          (5,712,798)       (5,486,328)        (11,199,126)
  Cash receipts on maturities of securities                    4,680,000         3,000,000           7,680,000
                                                             -----------       -----------        ------------
        Net cash used in investment activities                (1,486,231)       (3,273,658)         (4,876,225)
                                                             -----------       -----------        ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock                          12,132             2,611              15,743
  Proceeds from issuance of preferred stock, net                      --         4,862,395           4,862,395
  Proceeds from issuance of warrants                                  --            52,474              52,474
  Proceeds from exercise of warrant
    for preferred stock                                        4,999,981                --           4,999,981
  Proceeds from notes payable                                    273,651           500,000             773,651
  Payments for notes payable                                    (209,121)               --            (209,121)
  Proceeds from convertible notes payable                             --           688,654           1,298,999
  Purchase of treasury stock                                        (112)             (421)               (533)
                                                             -----------       -----------        ------------
        Net cash provided by financing activities              5,076,531         6,105,713          11,793,589
                                                             -----------       -----------        ------------
Net increase (decrease) in cash                                 (472,768)          577,680             147,392
Cash and cash equivalents - beginning of period                  620,160            42,480                  --
                                                             -----------       -----------        ------------
Cash and cash equivalents - end of period                    $   147,392       $   620,160        $    147,392
                                                             ===========       ===========        ============

Supplemental disclosure of cash flow information (Note 13)


   The accompanying notes are an integral part of these financial statements.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1. ORGANIZATION

    Alexa Internet (the Company), incorporated in California in April 1996 under the name of the Internet Archive (subsequently changed to Alexa Internet in May 1996), creates Internet navigation services. The Company's activities to date have consisted of product development, raising capital, acquiring equipment, and marketing its product. The Company has not generated significant revenues to date and is considered a development stage company at December 31, 1998.

    As discussed in Note 14, the Board of Directors approved the sale of the Company to Amazon.com on April 23, 1999.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        FACTORS THAT COULD AFFECT FUTURE RESULTS

        The Internet industry is highly competitive. The success of the Company in the Internet navigation business is dependent upon the Company's ability to raise capital, complete development of its products, and to generate significant customer usage and advertising revenues.

        REVENUE RECOGNITION

        The Company's revenues are derived primarily from the sale of banner advertisements placed on the Alexa toolbar. To date, the duration of the Company's banner advertising commitments has ranged from one week to six months. Banner advertising revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Such revenue is recognized when the service is provided.

        Revenues from barter transactions are recognized during the period in which the advertisements are displayed on the Alexa toolbar, and a corresponding amount is charged to operations as applicable for the value of the goods or services received by the Company in the barter transaction. Barter transactions are recorded at the fair value of the goods and services provided or received, whichever is more readily determinable in the circumstances. For the year ended December 31, 1998, revenues from barter transactions have accounted for

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        approximately 27% of revenues. These were no revenues from barter transactions prior to 1998.

        No one customer accounted for 10% or more of revenues during the years ended December 31, 1998 and 1997, and during the cumulative period from February 14, 1996 (inception) to December 31, 1998.

        Deferred revenues is primarily comprised of payments received pursuant to banner advertising contracts in advance of delivery of the advertisements.

        SOFTWARE DEVELOPMENT COSTS

        Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, requires that software development costs be capitalized once the technological feasibility of the software product has been established. As of December 31, 1998 all software development costs have been charged to research and development expense in the period incurred, since the deployment date occurred immediately following technological feasibility of the products.

        RESEARCH AND DEVELOPMENT COSTS

        Costs related to other research and development activities are expensed when incurred.

        INCOME TAXES

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements, and net operating loss carryforwards. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus the net change in deferred tax amounts during the period.

        STOCK-BASED COMPENSATION

        The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price of the option. The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        COMPREHENSIVE INCOME

        The Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accordingly, the Company has reported unrealized gains on available-for-sale marketable securities in comprehensive loss.

        CASH EQUIVALENTS

        All cash and cash equivalents are held in checking, money market accounts or short-term investments with original maturities of 90 days or less. Cash equivalents are recorded at cost, which approximates fair value. As of December 31, 1998, the balance exceeded existing Federally insured limits.

        MARKETABLE SECURITIES

        The Company's marketable securities are categorized as available-for-sale securities, as defined by the Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Unrealized holding gains and losses are reflected as a net amount in a separate component of stockholders' equity until realized. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis.

        PROPERTY AND EQUIPMENT

        Property and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line basis over the estimated useful lives of the assets, as follows:

            Computer and network equipment and software              3 years
            Furniture and office equipment                           5 years

        Leasehold improvements are amortized on a straight-line basis over the life of the lease, or the useful life of the assets; whichever is shorter.

        Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        In April 1998, the AICPA issued SOP 98-5, Reporting on the Costs of Start-up Activities ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has historically expensed these costs, the adoption of SOP 98-5 is not expected to have significant impact on its results of operations, financial position or cash flows.

        In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133 is effective for all fiscal quarters for fiscal years beginning after June 15, 1999. The Company is assessing the potential impact of this pronouncement on its financial statements; however, the Company does not expect any significant impact since it currently does not have any derivative instruments and does not anticipate acquiring any.

3. MARKETABLE SECURITIES

    All outstanding securities classified as available for sale mature in less than one year. The following is a summary of marketable securities at December 31, 1998 and 1997:

                                                     UNREALIZED          FAIR
                                      COST          HOLDING GAINS        VALUE
                                   ----------       -------------     -----------
        Government Bonds
          1998                     $3,715,597          $125,462       $3,841,059
          1997                     $2,554,860          $ 44,007       $2,598,867

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of:

                                                                1998            1997
                                                            -----------       ---------
        Computer and network equipment and software         $ 1,255,699       $ 840,774
        Furniture and office equipment                           74,160          53,150
        Leasehold improvements                                   27,240           9,742
                                                            -----------       ---------
          Total assets                                        1,357,099         903,666
        Less accumulated depreciation and amortization         (585,557)       (202,393)
                                                            -----------       ---------
                                                            $   771,542       $ 701,273
                                                            ===========       =========

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. NOTES PAYABLE

    The Company entered into a line of credit agreement with a bank which provides for borrowings up to $500,000 to purchase capital equipment. Borrowings bear interest at the bank's prime rate plus 1% and are collateralized by all assets of the Company, including intellectual property. As of December 31, 1998, the Company has $564,530 notes payable outstanding under this agreement bearing interest at 9.5%. Borrowings are repayable in monthly installments of principal plus accrued interest. According to the terms of the agreement, the Company is required to meet certain financial covenants including minimum net worth and working capital levels. In conjunction with the line of credit, the Company issued warrants to purchase 18,817 shares of the Company's preferred stock at an exercise price of $0.93 per share (see Note 7). No value was assigned to the warrants as the fair value was determined to be insignificant.

    Scheduled repayments of notes payable principal subsequent to December 31, 1998 are as follows:

       YEAR ENDING DECEMBER 31,
       ------------------------
                1999                                                 $309,461
                2000                                                  200,000
                2001                                                   55,069
                                                                     --------
                                                                      564,530
                Less current portion                                 (309,461)
                                                                     --------
                                                                     $255,069
                                                                     ========

6. COMMITMENTS

        LEASE OBLIGATIONS

        The Company has entered into two separate cancelable operating lease agreements for office space. The contracts provide for adjustments or escalations based upon changes in consumer price indices or operating expenses. Either party may terminate the agreements providing thirty days written notice.

        Rent expense under operating lease agreements was $139,191, $44,388 and $194,676 for the year ended December 31, 1998, December 31, 1997 and for the period from February 14, 1996 (inception) to December 31, 1998, respectively.

7. STOCKHOLDERS' EQUITY

        COMMON STOCK

        The Company is authorized to issue 50,000,000 shares of common stock. At December 31, 1998, 16,175,086 shares of common stock are issued and outstanding.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        CONVERTIBLE PREFERRED STOCK

        As of December 31, 1998, the Company is authorized to issue 10,524,792 shares of convertible preferred stock, all of which are designated Series A Convertible Preferred Stock (Series A preferred stock). At December 31, 1998, 10,542,792 shares of Series A preferred stock are issued and outstanding.

        DIVIDENDS

        The holders of Series A preferred stock are entitled to receive dividends in preference to any dividend on common stock, at an annual rate equal to $0.0572 per share, when and if declared by the Company's Board of Directors. Such dividends are noncumulative and no dividends have been declared or paid to date.

        LIQUIDATION PREFERENCE

        In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to $0.95285 per share of Series A preferred stock ($10,028,548 in total) plus all declared but unpaid dividends, if any. Once such liquidation preference has been paid, holders of Series A preferred stock are entitled to receive assets and funds of the Company in proportion to the number of shares of common stock as if converted pursuant to the following paragraph.

        CONVERSION RIGHTS

        Each share of Series A preferred stock shall be convertible at the option of the holder, at any time, into shares of common stock. The number of shares of common stock into which each share of Series A preferred stock may be converted shall be determined by dividing $0.95285 by the conversion price in effect on the date the stock certificate is surrendered for conversion. The initial conversion price per share shall be $0.95285. Series A preferred stock will automatically convert into common stock, at the then applicable rate, (i) at the time the consent of at least a majority of the outstanding Series A preferred stock to such conversion is obtained, or (ii) upon the sale of the Company's securities pursuant to a firm commitment underwritten public offering with a public offering price of not less than $4.00 per share and with aggregate gross proceeds to the Company of not less than $12,000,000.

        The Series A preferred stock also carries provisions which protect the holders of such securities from dilution caused by capital reorganization, stock splits, or other such capital changes.

        VOTING RIGHTS

        The holders of Series A preferred stock are entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which the preferred stock could be converted pursuant to the conversion rights. Except as otherwise required by law, the holders of the Series A preferred stock shall have voting rights equal to those of the common stockholders.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        The holders of Series A preferred stock have the right to elect at least one member of the Board of Directors and additional members determined by multiplying the number of directors authorized to serve by a fraction calculated from the number of convertible shares divided by the total common shares on a fully converted basis.

        PREFERRED STOCK WARRANTS ISSUED TO NON-EMPLOYEES

        In 1997, the Company issued a warrant to a creditor to purchase 18,817 shares of Series A preferred stock at an exercise price of $0.93 per share. The warrant expires in June 2004 and remains outstanding at December 31, 1998.

8. EMPLOYEE STOCK OPTION PLAN

    In 1997, the Company established an employee stock option plan. Under this plan, the Company may grant options for 5,000,000 shares of common stock to its employees, directors, and consultants either as incentive stock options or nonstatutory options. The exercise price of each option is determined by the Board of Directors and an option's maximum term is 10 years. Options are exercisable upon grant. However, upon exercise, shares of common stock are issued under a restriction agreement and generally vest over a four-year period. Upon termination of employment, the Company has the right to repurchase unvested shares at the original exercise price. At December 31, 1998, 675,000 shares of common stock issued upon exercise of stock options during 1997 and 1998 remain restricted.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    The following table summarizes activity under the Company's stock option plan for the years ended December 31, 1997 and 1998:

                                                         OPTIONS OUTSTANDING AND EXERCISABLE
                                                  --------------------------------------------------
                                                                                            WEIGHTED
                                     SHARES                                                 AVERAGE
                                   AVAILABLE        NUMBER         PRICE       AGGREGATE    EXERCISE
                                   FOR GRANT      OF SHARES       PER SHARE      PRICE        PRICE
                                   ----------     ----------     ----------    ---------    --------
Balance, December 31, 1996                 --             --     $       --    $     --      $    --

  Options authorized                2,500,000             --             --          --           --
  Options granted                  (2,291,462)     2,291,462     .001 - .09      62,879       0.0274
  Options exercised                        --     (1,610,710)         0.001      (1,611)       0.001
  Cancelled and repurchased
    exercised options                 435,764             --             --          --           --
                                   ----------     ----------     ----------    --------      -------
Balance, December 31, 1997            644,302        680,752          0.090      61,268        0.090

  Options authorized                2,500,000             --             --          --           --
  Options granted                    (566,000)       566,000          0.090      50,940        0.090
  Options exercised                        --       (137,292)         0.090     (12,132)       0.090
  Options cancelled                   329,708       (329,708)         0.090     (29,674)       0.090
  Cancelled and repurchased
    exercised options                 112,500             --             --          --           --
  Adjustment to authorized
    shares                           (338,542)            --             --          --           --
                                   ----------     ----------     ----------    --------      -------
Balance December 31, 1998           2,681,968        779,752     $    0.090    $ 70,402      $ 0.090
                                   ==========     ==========     ==========    ========      =======

    At December 31, 1998, employee options to purchase 779,752 shares of common stock are outstanding and exercisable at $.09 per share, with a weighted average remaining contractual life of 9.22 years. A total of 2,681,968 common shares remain available for issuance.

    The Company accounts for the plan in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations. For certain options granted in 1998 and 1997, the exercise price was less than the fair value of common stock on the grant date. In accordance with APB No. 25, for the period ended December 31, 1998, the Company recorded compensation expense in relation to employee stock options totaling $95,876.

    The following information concerning the Company's stock option plan is provided in accordance with SFAS No. 123 Accounting for Stock-Based Compensation. The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants in 1998: average risk-free interest rate of 5.48% and expected life of 5 years. Volatility and dividend yields are not factors in the Company's minimum value

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    calculation. The weighted average fair value of options granted in 1998 and 1997 was $1.05 and $.07, respectively. Using the above method and assumptions, had the Company accounted for compensation expense according to SFAS No. 123, the pro forma net loss would be as follows:

                                                1998             1997
                                             ----------       ----------
    Net loss - as reported                   $4,439,345       $2,583,925
    Net loss - proforma                      $4,439,971       $2,586,072

    These pro forma effects may not be representative of the effects on reported net income for future years as options vest over several years and additional awards are generally made each year.

9.  401(k) PLAN

    In June 1997, the Company established a 401(k) Plan (the 401(k) Plan). All employees of the Company are eligible to participate in the 401(k) Plan. The Company may make discretionary contributions to the 401(k) Plan. No contributions were made by the Company during the years ended December 31, 1997 and 1998 and during the period from February 14, 1996 (inception) to December 31, 1998.

10. INCOME TAXES

        TAX PROVISION

        The Company recognizes no income tax provision due to net operating losses incurred since inception and a full valuation allowance against deferred tax assets.

        The Company's deferred tax assets as of December 31, 1998 and 1997 are as follows:

                                                             1998              1997
                                                         -----------       -----------
            Capitalized start-up costs                   $   330,682       $   731,428
            Research & development credits                   216,020            62,955
            Net operating loss carryforward                2,020,317           177,919
            Other, including nondeductible accruals           37,152            43,547
                                                         -----------       -----------
              Gross deferred tax assets                    2,604,171         1,015,849
            Valuation allowance                           (2,604,171)       (1,015,849)
                                                         -----------       -----------
                  Net deferred tax asset                 $        --       $        --
                                                         ===========       ===========

        Due to uncertainty of realization, a full valuation allowance has been provided against deferred tax assets at December 31, 1998 and 1997.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        At December 31, 1998, the Company has net operating loss carryforwards of $5,387,183 and $3,236,269, respectively, for federal and state income tax purposes. These carryforwards begin to expire in years 2012 and 2005, respectively. The Company's research and development credits begin to expire in 2002 for both federal and state income tax purposes.

        Due to changes in the Company's ownership during 1997 and 1998, the amount of loss available to offset future federal and state taxable income or tax may be limited by IRS Code Section 382. The amount of such limitation, if any, has not been determined.

        CONVERSION TO "C" CORPORATION STATUS

        On May 13, 1997, the Company issued Series A Convertible Preferred Stock to a corporate investor, which caused the Company's S corporation status to terminate at that date. The Company elected under IRC Section 1362(e)(2) to allocate the net income or loss for the entire fiscal year on a pro rata basis between the period before the S corporation termination and the period following the termination.

11. RELATED PARTY TRANSACTIONS

    In May and July 1996, the Company issued convertible notes payable to one of the Company's shareholders in the amounts of $400,000 and $600,000 and to one of the Company's directors in the amount of $300,000. Under the terms of these notes, the Company was allowed to borrow any sum up to the full amount of the notes. Interest accrued at 5.76%, 6.04%, and 6.04%, respectively, on the outstanding balances. The Company borrowed a total of $610,346 against the convertible notes in 1996 and an additional $688,654 during 1997. In April 1997, the total balances outstanding on the notes were converted into 8,750,000 shares of the Company's common stock, and all related interest was forgiven by the holders of the notes.

    In 1996, the Company issued an option to purchase 2,500,000 shares of common stock to one of the Company's founders at an exercise price of $0.0004 per share. This option was exercised and the 2,500,000 shares of common stock issued are subject to a restriction agreement and vest over a four-year period. Upon termination of employment, the Company has the right to repurchase unvested shares at the original exercise price. At December 31, 1998, 765,625 shares remain subject to repurchase.

12. NONMONETARY TRANSACTIONS

    The Company entered into an arrangement with two strategic partners under which access to each partner's unique Web content is included as a feature in the Alexa toolbar. The purpose of these arrangements is to enhance the content offered by the Company to users and the Company's partners obtain higher visibility for their Web content. These arrangements are nonmonetary in nature and no accounting recognition has been given to them as their fair value was not determinable.

ALEXA INTERNET
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

13. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                                   FEBRUARY 14,
                                                                                       1996
                                                  YEAR ENDED      YEAR ENDED      (INCEPTION) TO
                                                  DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                                     1998            1997              1998
                                                  ------------   ------------     --------------
Cash payments for interest                         $ 32,258       $   19,325        $   51,583
                                                   ========       ==========        ==========
Noncash investing and financing activities:
   Conversion of notes payable to
     common stock                                  $     --       $1,299,000        $1,299,000
                                                   ========       ==========        ==========
   Change in unrealized gain on marketable
     securities                                    $ 81,455       $   44,007        $  125,455
                                                   ========       ==========        ==========
   Common stock issued for services
     rendered in connection with the
     issuance of preferred stock                   $     --       $   64,323        $   64,323
                                                   ========       ==========        ==========
   Preferred stock issued for services             $     --       $   30,000        $   30,000
                                                   ========       ==========        ==========

14. SUBSEQUENT EVENTS

    In February 1999, the Company purchased a certificate of deposit ("CD") in the amount of $60,000. The Company pledged the CD to a financial institution as collateral against credit cards the financial institution issued to certain of the Company's employees.

    In March and April 1999, the Company entered into four non-cancelable operating leases for computer and network equipment. The term of the leases is two years and the lease payments totals $59,550.

    On April 23, 1999, the Board of Directors approved the sale of the Company to Amazon.com for approximately $250 million in Amazon.com stock. The sale is subject to approval by the Company's stockholders.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of e-Niche Incorporated

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of e-Niche Incorporated (a development stage enterprise) at December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31 1998, for the period from inception (July 29, 1997) through December 31, 1997 and for the period from inception (July 29, 1997) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 3, 1999

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET


                                                                                             DECEMBER 31,
                                                                                       1998                 1997
                                                                                   -----------          -----------
ASSETS
Current assets:
    Cash and cash equivalents                                                      $ 1,605,616          $    16,001
    Prepaid expenses and other current assets                                           56,136                   --
                                                                                   -----------          -----------

             Total current assets                                                    1,661,752               16,001
                                                                                   -----------          -----------

Fixed assets, net                                                                      184,388                4,369
Other assets                                                                            18,382                   --
                                                                                   -----------          -----------

                                                                                   $ 1,864,522          $    20,370
                                                                                   ===========          ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Current portion of long-term debt                                              $    25,000          $        --
    Accounts payable                                                                    81,518                  949
    Accrued professional services fees                                                  30,000                   --
    Other accrued expenses                                                               8,401                   --
                                                                                   -----------          -----------

             Total current liabilities                                                 144,919                  949
                                                                                   -----------          -----------

Long-term debt                                                                         125,000                   --
                                                                                   -----------          -----------

Series A redeemable convertible preferred stock, $0.01 par value;
  2,000,000 shares authorized, issued and outstanding at December 31, 1998           1,973,561                   --
                                                                                   -----------          -----------

Stockholders' equity (deficit):
Series B convertible preferred stock, $0.01 par value; 1 share authorized,
  issued and outstanding at December 31, 1998                                           18,681                   --
Common stock, $0.01 par value; 5,000,001 shares authorized;
  2,250,000 and 1,386,809 shares issued and outstanding at
  December 31, 1998 and 1997, respectively                                              22,500               13,868
Additional paid-in capital                                                              39,119               36,132
Deficit accumulated during the development stage                                      (459,258)             (30,579)
                                                                                   -----------          -----------

             Total stockholders' equity (deficit)                                     (378,958)              19,421
                                                                                   -----------          -----------

Commitments (Note 9)

                                                                                   $ 1,864,522          $    20,370
                                                                                   ===========          ===========



   The accompanying notes are an integral part of these financial statements.

E-NICHE INCORPORATED
 (A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS


                                                         PERIOD FROM        PERIOD FROM
                                                          INCEPTION          INCEPTION
                                                          (JULY 29,          (JULY 29,
                                       YEAR ENDED       1997) THROUGH      1997) THROUGH
                                      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                          1998               1997               1998
                                       ---------          ---------          ---------

Costs and expenses:
    Research and development           $ 129,484          $   3,901          $ 133,385
    Selling and marketing                 57,396                471             57,867
    General and administrative           241,363             25,648            267,011
                                       ---------          ---------          ---------

       Loss from operations             (428,243)           (30,020)          (458,263)

Other expense                               (240)              (559)              (799)
Interest expense, net                       (196)                --               (196)
                                       ---------          ---------          ---------

       Net loss                        $(428,679)         $ (30,579)         $(459,258)
                                       =========          =========          =========



   The accompanying notes are an integral part of these financial statements.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (JULY 29, 1997) THROUGH DECEMBER 31, 1998


                                                                                                          DEFICIT
                                          SERIES B                                                       ACCUMULATED
                                        CONVERTIBLE                                        ADDITIONAL    DURING THE
                                      PREFERRED STOCK                COMMON STOCK            PAID-IN     DEVELOPMENT
                                   SHARES        AMOUNT         SHARES       PAR VALUE       CAPITAL        STAGE         TOTAL
                                -----------    -----------    -----------   -----------    -----------   -----------    -----------
Capital contributed by founder           --    $        --             --   $        --     $    49,000  $        --     $    49,000

Issuance of restricted stock             --             --      1,386,809        13,868        (12,868)           --          1,000

Net loss                                 --             --             --            --             --       (30,579)       (30,579)
                                -----------    -----------    -----------   -----------    -----------   -----------    -----------

Balance at December 31, 1997             --             --      1,386,809        13,868         36,132       (30,579)        19,421

Issuance of restricted stock                                      500,000         5,000            300            --          5,300

Return of capital                        --             --             --            --        (30,000)           --        (30,000)

Conversion of notes
 payable to Series B
  convertible preferred
  stock and common stock                  1         18,681        363,191         3,632         32,687            --         55,000

Net loss                                 --             --             --            --             --      (428,679)      (428,679)
                                -----------    -----------    -----------   -----------    -----------   -----------    -----------

Balance at December 31, 1998              1    $    18,681      2,250,000   $    22,500    $    39,119   $  (459,258)   $  (378,958)
                                ===========    ===========    ===========   ===========    ===========   ===========    ===========



   The accompanying notes are an integral part of these financial statements.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                              PERIOD FROM    PERIOD FROM
                                                                               INCEPTION      INCEPTION
                                                                                (JULY 29,     (JULY 29,
                                                               YEAR ENDED    1997) THROUGH  1997) THROUGH
                                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                  1998            1997          1998
                                                              -----------    -------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                  $  (428,679)   $   (30,579)   $  (459,258)
    Adjustments to reconcile net loss to net cash
      used for operating activities:
      Depreciation                                                  9,383            485          9,868
      Compensation expense associated with the issuance
       of restricted stock                                          5,300             --          5,300
      Changes in assets and liabilities:
        Prepaid expenses and other current assets                 (56,136)            --        (56,136)
        Accounts payable                                           80,569            949         81,518
        Accrued professional services fees                         30,000                        30,000
        Other accrued expenses                                      8,401             --          8,401
                                                              -----------    -----------    -----------

        Net cash used for operating activities                   (351,162)       (29,145)      (380,307)
                                                              -----------    -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of fixed assets                                    (189,402)        (4,854)      (194,256)
    Increase in other assets                                      (18,382)            --        (18,382)
                                                              -----------    -----------    -----------

        Net cash used for investing activities                   (207,784)        (4,854)      (212,638)
                                                              -----------    -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of notes payable to stockholder         80,000             --         80,000
    Repayments of notes payable to stockholder                    (25,000)            --        (25,000)
    Borrowing from line of credit                                 150,000             --        150,000
    Proceeds from Series A redeemable convertible preferred
      stock, net of issuance costs                              1,973,561             --      1,973,561
    Proceeds from issuance of common stock                             --          1,000          1,000
    Capital contribution                                               --         49,000         49,000
    Return of capital                                             (30,000)            --        (30,000)
                                                              -----------    -----------    -----------

        Net cash provided by financing activities               2,148,561         50,000      2,198,561
                                                              -----------    -----------    -----------

Net increase in cash and cash equivalents                       1,589,615         16,001      1,605,616

Cash and cash equivalents, beginning of period                     16,001             --             --
                                                              -----------    -----------    -----------

Cash and cash equivalents, end of period                      $ 1,605,616    $    16,001    $ 1,605,616
                                                              -----------    -----------    -----------



SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

In September 1998, the Company converted notes payable to a stockholder of $55,000 into 1 share of Series B convertible preferred stock and 363,191 shares of common stock.


   The accompanying notes are an integral part of these financial statements.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS




1.      NATURE OF THE BUSINESS

        e-Niche Incorporated (the "Company") was incorporated in the State of Delaware on July 29, 1997. The Company was formed to design and develop marketplaces on the Internet that bring together buyers and sellers of rare and hard-to-find items. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        All highly liquid investments with an initial maturity of three months or less are considered to be cash equivalents. The Company invests excess cash primarily in money market funds of major financial institutions. Accordingly, these investments are subject to minimal credit and market risk. At December 31, 1998, the Company's cash equivalents are classified as available-for-sale and include $1,400,000 in money market funds. These investments are stated at cost plus accrued interest, which approximates fair market value.

        FIXED ASSETS

        Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Repair and maintenance costs are expensed as incurred.

        ACCOUNTING FOR STOCK-BASED COMPENSATION

        The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and has adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note 7).

        COMPREHENSIVE INCOME

        The Company adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. This statement requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. During the year ended December 31, 1998 and the period from inception (July 29, 1997) through December 31, 1997, the Company had no items qualifying as other comprehensive income; accordingly, the adoption of SFAS No. 130 had no impact on the Company's financial statements.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS


        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect SFAS No. 133 to have a material effect on its financial position or results of operations.

        In February 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SoP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SoP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. SoP 98-1 will be effective for the Company beginning in fiscal 1999, and the Company does not expect adoption of this SoP to have a material effect on its financial position or results of operations.

        In April 1998, the AcSEC issued SoP 98-5, "Reporting on the Costs of Start-Up Activities." Start-up activities are defined broadly as those one-time activities related to the opening of a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer, commencing some new operation or organizing a new entity. SoP 98-5 requires that the cost of start-up activities be expensed as incurred. SoP 98-5 is effective for the Company beginning in fiscal 1999, and the Company does not expect adoption of this SoP to have a material effect on its financial position or results of operations.


3.      FIXED ASSETS

        Fixed assets consist of the following:

                                                    ESTIMATED
                                                   USEFUL LIFE        DECEMBER 31,
                                                     (YEARS)      1998           1997

            Computer equipment and software             3      $  172,639      $       -
            Office equipment                            3          14,271              -
            Furniture and fixtures                      5           7,346          4,854
                                                               -----------     ---------

                                                                  194,256          4,854
            Less - accumulated depreciation                        (9,868)          (485)
                                                               -----------     ---------


                                                               $  184,388      $   4,369
                                                               ===========     ==========



E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS


4.      LINE OF CREDIT

        In October 1998, the Company entered into an agreement with a bank under which it may borrow up to $350,000 for working capital purposes ("Working Capital Line") and $150,000 for purchases of fixed assets ("Equipment Line"). Outstanding borrowings under the agreement are collateralized by the Company's assets and bear interest at the lender's prime rate plus 1.0% for the Working Capital Line and the lender's prime rate plus 0.5% for the Equipment Line (8.75% and 8.25% at December 31, 1998, respectively). The Working Capital Line expires on October 8, 1999, at which time all outstanding interest and principal is due. The Equipment Line expires on July 8, 1999, at which time all outstanding interest and principal will convert to a thirty month term loan payable in thirty monthly installments of principal and interest. Under the terms of the agreement, the Company is required to comply with certain restrictive covenants, including the maintenance of a minimum tangible net worth of $250,000 and limitations on indebtedness, liens, mergers and payments of dividends.

        As of December 31, 1998, there are no outstanding borrowings under the Working Capital Line and future minimum principal payments under the Equipment Line are as follows:

            YEAR ENDING
            DECEMBER 31,

            1999                 $  25,000
            2000                    60,000
            2001                    60,000
            2002                     5,000
                                 ---------

                                 $ 150,000
                                 =========

        In April 1999, all outstanding borrowings and interest under the Equipment Line were repaid in full.

5.      PREFERRED STOCK

        On September 4, 1998, the Company authorized and issued 2,000,000 shares of Series A redeemable convertible preferred stock (the "Series A stock") at a price of $1.00 per share and converted $55,000 of notes payable to a stockholder into 1 share of Series B convertible preferred stock (the "Series B stock") and 363,191 shares of common stock. The Series A and Series B stock has the following characteristics.

        VOTING RIGHTS

        Holders of Series A stock are entitled to the number of votes equal to the number of shares of the Company's common stock into which such holder's shares are convertible at the record date for such vote. The holder of Series B stock is entitled to one vote on the affairs of the Company.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS


        DIVIDEND RIGHTS

        The holders of Series A stock are not entitled to receive dividends unless declared by the Company's Board of Directors. Any dividends declared must be distributed and paid in full to the holders of Series A stock prior to payments to common stockholders. The holder of Series B stock is not entitled to dividends. From the date of issuance of Series A stock through December 31, 1998, no dividends have been declared or paid by the Company.

        LIQUIDATION PREFERENCES

        In the event of any liquidation, dissolution, winding up or reorganization (including certain mergers or asset sales) of the Company, the holders of Series A stock and Series B stock shall be entitled to receive an amount equal to $1.00 per share plus any declared but unpaid dividends and $75,000 per share, respectively. If the assets of the Company are insufficient to pay these amounts in full, the liquidation distribution shall be made ratably based upon these amounts.

        Any assets remaining following any liquidation distribution to the holders of Series A stock and Series B stock will be distributed ratably among the common stockholders.

        CONVERSION RIGHTS

        Each share of Series A stock is convertible at any time at the option of the holder into one share of common stock, subject to certain adjustments. Upon the closing of an initial public offering in which net proceeds equal or exceed $20,000,000 and in which the price per common share to the public is at least $5.00, all outstanding shares of Series A stock and Series B stock automatically convert into shares of common stock at the then effective conversion rate (one share of common stock for each share of Series A stock and each share of Series B stock at December 31, 1998). Series A stock shall also convert into shares of common stock at the then effective conversion rate upon the election of more than 66 2/3% of the holders of Series A stock.

        At December 31, 1998, 2,000,001 shares of the Company's common stock have been reserved for issuance upon conversion of Series A stock and Series B stock.

        REDEMPTION RIGHTS

        At the request of the majority of the holders of Series A stock, the Company will redeem all outstanding shares of Series A stock in three equal annual installments beginning September 4, 2003 at a redemption price of $1.00 per share, plus any declared but unpaid dividends, subject to certain anti-dilution adjustments.


6.      COMMON STOCK

        Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the preferential dividend rights of the holders of Series A stock.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS



        In September 1998, the Company entered into a recapitalization agreement whereby the common stock was split at a ratio of 1,386.809 to 1. All shares of common stock and options included in the accompanying financial statements have been retroactively adjusted to reflect the stock split for all periods presented.

        RESTRICTED STOCK AGREEMENTS

        The Company has entered into stock restriction agreements with certain stockholders. The agreements provide that, in the event these individuals are no longer employed by the Company, the Company has the right to repurchase any or all unvested shares at their original issuance price. The repurchase option rights lapse at various dates through February 2003. At December 31, 1998, 1,443,002 shares of common stock were subject to repurchase by the Company.

        At December 31, 1998, the Company's outstanding common stock is subject to certain restrictions as to sale or transfer. The Company and its stockholders are entitled to a right of first refusal on shares offered for sale at the then-current fair market value.


7.      STOCK OPTION PLAN

        In 1998, the Company adopted the 1998 Stock Plan (the "1998 Plan") which provides for the grant of incentive stock options and non-qualified stock options, stock awards and stock purchase rights for the purchase of up to 750,000 shares of the Company's common stock by officers, employees, consultants and directors of the Company. The Board of Directors is responsible for administration of the 1998 Plan. The Board determines the term of each option, the option exercise price, the number of shares for which each option is granted and the rate at which each option is exercisable. Incentive stock options may be granted to any officer or employee at an exercise price per share of not less than the fair value per common share on the date of the grant (not less than 110% of fair value in the case of holders of more than 10% of the Company's voting stock) and with a term not to exceed ten years from the date of the grant (five years for grants to holders of more than 10% of the Company's voting stock). Non-qualified stock options may be granted to any officer, employee, consultant or director at an exercise price per share of not less than the book value per share.

        No compensation cost has been recognized for employee stock options from inception (July 29, 1997) through December 31, 1998. Had compensation cost been determined based on the fair value at the grant dates for options granted in 1998 consistent with the provisions of SFAS No. 123, the Company's net loss for the year ended December 31, 1998 would have been approximately $430,000. Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

        For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1998: no dividend yield; no volatility; risk-free interest rate of 5% and expected lives of 5 years.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS



        A summary of the status of the Company's stock options as of December 31, 1998, and changes during the year then ended is presented below:


                                                                                WEIGHTED-
                                                                                AVERAGE
                                                                                EXERCISE
                                                               SHARES            PRICE
            Granted                                            369,500           $ 0.10

            Outstanding at end of year                         369,500           $ 0.10
                                                              ========

            Options exercisable at end of year                      -

            Weighted-average fair value of
              options granted during the year                 $  0.03

            Options available for future grant                380,500




        The following table summarizes information about stock options outstanding at December 31, 1998:

                                                WEIGHTED-
                                                AVERAGE
                                                REMAINING
                                               CONTRACTUAL
                                                  LIFE            SHARES
           EXERCISE PRICE          SHARES        (YEARS)        EXERCISABLE
               $0.10               369,500           9.92                -


8.      INCOME TAXES

        During the period from July 29, 1997 (inception) through September 4, 1998, the Company qualified under Section 1362 of the Internal Revenue Code as an S Corporation and was not required to pay income taxes. S Corporation stockholders are required to report their respective share of the Company's taxable income or loss on their individual tax returns and are personally liable for any related tax. During 1998, the Company's S Corporation status was terminated and it qualified as a C Corporation. The net loss incurred while the Company qualified as an S Corporation remains with its stockholders. The loss incurred by the Company as a C Corporation is to be carried forward by the Company.

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS



        At December 31, 1998, net deferred tax assets are comprised of the following:

             Deferred tax assets:

                Net operating loss carryforwards          $ 168,976
                Other                                         2,884
                                                          ---------

             Gross deferred tax assets                      171,860
             Deferred tax liabilities                       (11,934)
                                                          ---------

             Net deferred tax assets                        159,926
             Deferred tax asset valuation allowance        (159,926)
                                                          ---------

                                                          $       -
                                                          =========


        Realization of net deferred tax assets is dependent upon the generation of future taxable income. The Company has provided a valuation allowance for the full amount of its deferred tax assets, since realization of these future benefits is not sufficiently assured.

        At December 31, 1998, the Company has federal and state net operating loss carryforwards of approximately $410,000 available to reduce future taxable income which expire at various dates through 2018.

        Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards and research and development credit carryforwards which could be utilized annually to offset future taxable income and taxes payable.


9.      COMMITMENTS

        The Company leases office space and off-site facilities for certain computer equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $17,600 and $2,600 for the year ended December 31, 1998 and the period from inception (July 29, 1997) through December 31, 1997, respectively.

        Future minimum lease payments at December 31, 1998 are as follows:

            YEAR ENDING DECEMBER 31,
                  1999                                     150,000
                  2000                                     108,000
                  2001                                     108,000
                                                        ----------

                                                        $  366,000
                                                        ==========

E-NICHE INCORPORATED
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS


10.     SUBSEQUENT EVENTS

        On January 8, 1999, the Company issued convertible notes payable (the "Notes") to new and existing Company investors for total proceeds of $4,000,000. The Notes bore interest at 4.75% per annum and on February 25, 1999, the Notes were canceled. In return for the cancellation of the Notes, the Company issued 881,640 shares of Series C redeemable convertible preferred stock ("Series C stock").

        Additionally, on February 25, 1999, the Company issued 1,322,442 shares of Series C stock at a price of $4.54 per share to existing and new investors for cash proceeds of $6,000,000. Each share of Series C stock is convertible into one share of common stock subject to certain anti-dilution adjustments. The holders of Series C stock will participate on an as-converted basis in any dividends paid on common stock and are entitled to one vote on all matters. The liquidation preference of Series C stock is equal to its issue price. At the request of the majority of the holders of Series C stock, the Company will redeem all outstanding shares of Series C stock in three equal annual installments beginning September 4, 2003 at a redemption price of $4.54 per share, plus any declared but unpaid dividends, subject to certain anti-dilution adjustments.

        On January 11, 1999, the Company acquired all of the outstanding stock of Bibliofind, Inc. in an acquisition accounted for as a purchase in accordance with APB No. 16 "Business Combinations." The Company paid $4,000,000 in cash and issued $2,000,000 of promissory notes payable to the shareholders of Bibliofind. In March 1999, the Company repaid in full the promissory notes payable issued in connection with the acquisition.

        On April 24, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Amazon.com, Inc. and Amazon.com Auctions (collectively referred to as Amazon.com) and the stockholders of the Company. Under the terms of the Merger Agreement, Amazon.com will acquire all of the outstanding shares of the Company's stock and assume all outstanding options in exchange for shares of Amazon.com, Inc. common stock. Additionally, on or about the first anniversary of the closing date of this transaction (the "Anniversary Date"), Amazon.com, Inc. will issue additional shares of Amazon.com, Inc. common stock to stockholders and pay cash to certain option holders of the Company subject to certain conditions, including the employment of certain employees of the Company at Amazon.com on the Anniversary Date. Prior to the closing of the merger, the Company's Series A and Series C stock will be converted to common stock at a 1-to-1 ratio. The holder of Series B stock will be paid $75,000 for cancellation of the Series B stock.

                                 ALEXA INTERNET
                         (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                MARCH 31, 1999      DECEMBER 31, 1998
                                                                                --------------      -----------------
                                                                                  (UNAUDITED)
ASSETS
Current assets:
       Cash and cash equivalents                                                    $   628               $   147
       Marketable securities                                                          1,839                 3,841
       Accounts receivable                                                              352                   164
       Prepaid expenses and other                                                        28                   172
                                                                                    -------               -------
            Total current assets                                                      2,847                 4,324

Property and equipment, net                                                             790                   772
Other assets                                                                           83                    16
                                                                                    -------               -------
            Total assets                                                            $ 3,720               $ 5,112
                                                                                    =======               =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                                             $   162               $   238
       Accrued advertising                                                              107                    --
       Accrued liabilities                                                              169                   264
       Deferred revenue                                                                  74                    55
       Note payable, current portion                                                    309                   309
                                                                                    -------               -------
            Total current liabilities                                                   821                   866

Note payable, less current portion                                                      178                   255
                                                                                    -------               -------
            Total liabilities                                                           999                 1,121
                                                                                    -------               -------

Stockholders' equity:
       Convertible preferred stock                                                    9,881                 9,881
       Common stock                                                                   7,761                 2,019
       Deferred compensation                                                         (5,971)                 (503)
       Accumulated other comprehensive income                                           100                   125
       Deficit accumulated during the development stage                              (9,050)               (7,531)
                                                                                    -------               -------
            Total stockholders' equity                                                2,721                 3,991
                                                                                    -------               -------
                Total liabilities and stockholders' equity                          $ 3,720               $ 5,112
                                                                                    =======               =======



                  See notes to condensed financial statements.

                                 ALEXA INTERNET
                         (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                            PERIOD FROM
                                                                                             INCEPTION
                                                                                        (FEBRUARY 14, 1996)
                                                THREE MONTHS ENDED  THREE MONTHS ENDED        THROUGH
                                                  MARCH 31, 1999      MARCH 31, 1998       MARCH 31, 1999
                                                ------------------  ------------------  -------------------
Revenue                                              $   382           $     2                $  754
                                                     -------           -------                ------
Operating expenses:
       Cost of revenue                                    66                --                    71
       Research and development                          384               313                 3,000
       Sales and marketing                             1,013               465                 4,233
       General and administrative                        370               153                 2,037
       Depreciation and amortization                     122                79                   711
                                                     -------           -------                ------
            Total operating expenses                   1,955             1,010                10,052

Operating loss                                        (1,573)           (1,008)               (9,298)

Interest income, net                                      54                24                   243
Other income (expense), net                               --                --                     4
                                                     -------           -------                ------
            Net loss                                  (1,519)             (984)               (9,051)

Other comprehensive income:
       Change in unrealized gain on
         available-for-sale marketable
         securities                                      (25)               --                   100
                                                     -------           -------                ------
           Comprehensive loss                        $(1,544)          $  (984)              $(8,951)
                                                     =======           =======               =======

                  See notes to condensed financial statements.

                                 ALEXA INTERNET
                         (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                               PERIOD FROM
                                                                                                                INCEPTION
                                                                                                            (FEBRUARY 14, 1996)
                                                                     THREE MONTHS       THREE MONTHS ENDED         THROUGH
                                                                 ENDED MARCH 31, 1999      MARCH 31, 1998       MARCH 31, 1999
                                                                 --------------------   ------------------  ------------------
Cash flows from operations:
      Net loss                                                         $ (1,519)              $   (984)            $ (9,051)
      Adjustments to reconcile net loss to net cash
           used in operating activities:
      Depreciation and amortization                                         396                     79                  982
      Amortization of deferred stock compensation                            --                     --                  137
      Gain on sale of marketable securities                                 (57)                   (30)                (253)
      Expenses paid through issuance of preferred stock                      --                     --                   30
      Changes in operating assets and liabilities:
           Accounts receivable                                              (93)                    --                 (257)
           Other current assets                                              48                    (66)                  48
           Other assets                                                     (67)                    --                 (255)
           Accounts payable                                                  --                     --                  238
           Accrued liabilities                                              (45)                   124                  219
           Deferred Revenue                                                  --                     --                   55
                                                                       --------               --------             --------
                 Net cash used in operating activities                   (1,337)                  (877)              (8,107)
                                                                       --------               --------             --------

Cash flows from investing activities:
      Payments for property and equipment                                  (140)                  (173)              (1,497)
      Purchase of short-term investments                                     --                     --              (11,199)
      Cash receipts on maturities of securities                           2,035                  1,000                9,715
                                                                       --------               --------             --------
                 Net cash provided by (used in) investing activities      1,895                    827               (2,981)
                                                                       --------               --------             --------


Cash flows from financing activities:
      Proceeds from issuance of common stock                                 --                     --                   16
      Proceeds from issuance of preferred stock, net                         --                     --                4,862
      Proceeds from issuance of warrants                                     --                     --                   52
      Proceeds from exercise of warrant for preferred stock                  --                     --                5,000
      Proceeds from notes payable                                            --                     --                  774
      Proceeds from convertible notes payable                                --                     --                1,299
      Purchase of treasury stock                                             --                     --                   (1)
      Payments for term loan                                                (77)                   (50)                (286)
                                                                       --------               --------             --------
                 Net cash provided by (used in) financing activities        (77)                   (50)              11,716
                                                                       --------               --------             --------

Net increase (decrease) in cash and cash equivalents                        481                   (100)                 628
Cash and cash equivalents - beginning of period                             147                    620                   --
                                                                       --------               --------             --------
Cash and cash equivalents - end of period                              $    628               $    520             $    628
                                                                       --------               --------             --------




                  See notes to condensed financial statements.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the consolidated financial statements for the years ended December 31, 1998 and 1997 and for the cumulative period from February 14, 1996 (inception) to December 31, 1998 and notes thereto included herein.

During the first quarter of 1999, the Company issued employee stock options at below fair value and recorded deferred stock compensation of approximately $5.7 million in connection with these grants.

SUBSEQUENT EVENT

On April 24, 1999, Amazon.com, Inc. ("Amazon.com"), AI Acquisitions, Inc., a wholly owned subsidiary of Amazon.com, Alexa Internet ("Alexa"), and Brewster Kahle, the President and Chief Executive Officer of Alexa, entered into a definitive Agreement and Plan of Merger (the "Alexa Merger Agreement"). Pursuant to the Alexa Merger Agreement, and subject to the terms and conditions thereof, Amazon.com will acquire all of the capital stock and assume all outstanding options of Alexa. The Alexa Merger will be accounted for under the purchase method of accounting.

Amazon.com will issue Amazon.com common stock, par value $.01 per share, totaling approximately $250 million.

RECLASSIFICATION ADJUSTMENTS

Certain amounts for Alexa have been reclassified to conform to Amazon.com's financial statement presentation.

                              E-NICHE INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                            MARCH 31,       DECEMBER 31,
                                                                               1999            1998
                                                                             -------          -------
                                                                           (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                                              $ 4,659          $ 1,606
      Prepaid expenses and other current assets                                   45               56
                                                                             -------          -------
            Total current assets                                               4,704            1,662

Fixed assets, net                                                                407              184
Goodwill and other assets, net                                                 5,732               18
                                                                             -------          -------
            Total assets                                                     $10,843          $ 1,864
                                                                             =======          =======

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Current portion of long-term debt                                      $   126          $    25
      Accounts payable                                                           185               82
      Other accrued expenses                                                      69               38
                                                                             -------          -------
            Total current liabilities                                            380              145
                                                                             -------          -------
Long-term debt                                                                   125              125
                                                                             -------          -------
Redeemable convertible preferred stock                                        11,936            1,974
                                                                             -------          -------
Stockholders' deficit:
      Convertible preferred stock                                                 19               18
      Common stock                                                                23               22
      Additional paid-in capital                                                  39               39
      Deficit accumulated during the development stage                        (1,679)            (459)
                                                                             -------          -------
            Total stockholders' deficit                                       (1,598)            (380)
                                                                             -------          -------
                Total liabilities and stockholders' deficit                  $10,843          $ 1,864
                                                                             =======          =======


           See notes to condensed consolidated financial statements.

                              E-NICHE INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                             PERIOD FROM
                                                                                              INCEPTION
                                                       THREE MONTHS       THREE MONTHS     (JULY 29, 1997)
                                                          ENDED              ENDED             THROUGH
                                                      MARCH 31, 1999     MARCH 31, 1998     MARCH 31, 1999
                                                      --------------     --------------    ----------------

Net sales                                                $   173                $  --          $   173
Cost of sales                                                  5                   --                5
                                                         -------                -----          -------
Gross profit                                                 168                   --              168

Operating expenses:
      Selling and marketing                                  157                   --              215
      Research and development                               308                   --              441
      General and administrative                             625                    1              892
      Merger and acquisition related
        costs, including amortization
        of goodwill and other purchased
        intangibles                                          262                   --              262
                                                         -------                 ----          -------
           Total operating expenses                        1,352                    1            1,810

Loss from operations                                      (1,184)                  (1)          (1,642)
Interest expense, net                                        (36)                  --              (37)
                                                         -------                 ----          -------
Net loss                                                 $(1,220)                $ (1)         $(1,679)
                                                         =======                 ====          =======


           See notes to condensed consolidated financial statements.

\                              E-NICHE INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                                           Period from
                                                                                            Inception
                                                                                         (July 29, 1997)
                                                 Three Months Ended  Three Months Ended        through
                                                   March 31, 1999      March 31, 1998    March 31, 1999
                                                   --------------      --------------    ---------------
Cash flows from operating activities:
  Net loss                                            $  (1,219)          $     (1)          $  (1,679)
  Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
  Depreciation and amortization                             297                 --                 307
  Compensation expense exercised with the
      issuance of restricted stock                           --                 --                   5
  Changes in assets and liabilities
    Accounts receivable and prepaid expenses                 13                 --                 (43)
    Accounts payable and accrued expenses                    93                 --                 215
                                                     ------------        ------------      -------------
                                                           (816)                (1)             (1,195)
                                                     ------------        ------------      -------------

Cash flows from investing activities:
  Purchases of fixed assets                                (172)                --                (367)
  Acquisition of Bibliofind, net of cash received        (5,996)                --              (5,996)
  Increase in other assets                                  (26)                --                 (44)
                                                     ------------        ------------      -------------
         Net cash used by investing activities           (6,194)                --              (6,407)
                                                     ------------        ------------      -------------
Cash flows from financing activities:
  Borrowings from line of credit                             --                 --                 150
  Proceeds from notes payable, including notes to
    stockholders                                          6,000                 --               6,055
  Repayment of notes payable, including notes to
    stockholders                                         (5,900)                --              (5,900)
  Proceeds from issuance of preferred stock               9,962                 --              11,936
  Other changes in capital, including issuance
    of common stock                                          --                 --                  20
                                                     ------------        ------------      -------------
         Net cash provided by financing activities       10,062                 --              12,261
                                                     ------------        ------------      -------------
Net increase (decrease) in cash and cash
  equivalents                                             3,052                 (1)              4,659

Cash and cash equivalents at beginning of period          1,606                 16                  --
                                                     ------------        ------------      -------------
Cash and cash equivalents at end of period           $    4,658          $      15         $     4,659
                                                     ------------        ------------      -------------

           See notes to condensed consolidated financial statements.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
        ---------------------------------------------------------------

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the consolidated financial statements for the period from inception (July 29, 1997) through December 31, 1998 and notes thereto included herein.

SERIES C PREFERRED STOCK

On January 8, 1999, the Company issued convertible notes payable to new and existing Company investors for total proceeds of $4 million. On February 25, 1999, the Notes were canceled. In return for the cancellation of the Notes, the Company issued 881,640 shares of Series C redeemable convertible preferred stock ("Series C stock"). Additionally, on February 25, 1999, the Company issued 1,322,442 shares of Series C stock at a price of $4.54 per share to existing and new investors for cash proceeds of $6 million.

ACQUISITION OF BIBLIOFIND, INC.

On January 11, 1999, Exchange.com acquired all of the outstanding stock of Bibliofind, Inc. in an acquisition accounted for as a purchase in accordance with APB No. 16 "Business Combinations." Exchange.com paid $4 million in cash and issued $2 million of promissory notes payable to the shareholders of Bibliofind. Exchange.com recorded approximately $6 million in goodwill and will amortize this goodwill over approximately five years. In March 1999, Exchange.com repaid in full the promissory notes payable issued in connection with the acquisition. Had Bibliofind's results of operations been included with Exchange.com's results of operations, Exchange.com's pro forma combined revenues and combined net loss would have been $507,000 and $(1,463,000), respectively, for the year ended December 31, 1998. Pro forma combined revenues and combined net loss would not have been materially different than reported results for the period ended March 31, 1999.

SUBSEQUENT EVENT

On April 24, 1999, Amazon.com, Inc. ("Amazon.com"), Amazon.com Auctions, Inc., a wholly owned subsidiary of Amazon.com, e-Niche Incorporated ("e-Niche Incorporated" or "Exchange.com"), and all of the stockholders of Exchange.com, entered into a definitive Agreement and Plan of Merger (the "Exchange.com Merger Agreement"). Pursuant to the Exchange.com Merger Agreement, and subject to the terms and conditions thereof, Amazon.com will acquire all of the capital stock and assume all outstanding options of Exchange.com. The Exchange.com Merger will be accounted for under the purchase method of accounting.

Amazon.com will issue shares of its common stock, par value $.01 per share, and pay approximately $4 million of cash, with an aggregate value of approximately $200 million, assuming that all conditions have been met and assuming that $50 million of contingent consideration is paid to stockholders and certain option holders subject to the continued employment of certain employees.

RECLASSIFICATION ADJUSTMENTS

Certain amounts for Exchange.com have been reclassified to conform to Amazon.com's financial statement presentation.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements give effect to the Alexa Merger and the Exchange.com Merger. The Alexa Merger and the Exchange.com Merger will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value to be performed by an independent appraiser. Any amounts that may be allocable to in process research and development would be recorded as one time charges that would reduce the goodwill reflected in the pro forma combined condensed consolidated balance sheet and reduce the amount of amortization of goodwill reflected in the pro forma combined condensed consolidated statements of operations. Such preliminary estimates of the fair values of the assets and liabilities of Alexa and Exchange.com have been combined with the recorded values of the assets and liabilities of Amazon.com in the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the acquisitions as if they occurred on March 31, 1999. The unaudited pro forma combined condensed consolidated statements of operations reflect the combined results of operations of Amazon.com, Alexa and Exchange.com for the year ended December 31, 1998 and the three months ended March 31, 1999 as if the acquisitions occurred on January 1, 1998.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Amazon.com, Alexa and Exchange.com been a combined company during the specified periods. The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Amazon.com, included in its Annual Report on Form 10-K for the year ended December 31, 1998 and its Current Reports on Form 8-K filed August 27, 1998 and April 29, 1999.


            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                            ALEXA      EXCHANGE.COM
                                                                                           PROFORMA      PROFORMA          PROFORMA
                                                    AMAZON.COM    ALEXA    EXCHANGE.COM  ADJUSTMENTS    ADJUSTMENTS        BALANCE
                                                  ------------  --------  -------------  -----------   ------------        --------
ASSETS
Current assets:
      Cash                                        $    5,248    $    628      $4,659      $     --       $ (1,075)d     $    9,460
      Marketable securities                        1,437,717       1,839          --            --             --        1,439,556
      Inventories                                     45,236          --          --            --             --           45,236
      Prepaid expenses and other                      37,077         380          45            --          1,000 d         38,502
                                                  ----------    --------     -------      --------       --------       ----------
           Total current assets                    1,525,278       2,847       4,704            --            (75)       1,532,754

Fixed assets, net                                     60,600         790         407            --             --           61,797
Goodwill and other, net                              187,194          83       5,732       248,230 c      124,291 f        565,530
Deferred charges                                      39,912          --          --            --             --           39,912
                                                  ----------    --------     -------      --------       --------       ----------
           Total assets                           $1,812,984    $  3,720     $10,843      $248,230       $124,216       $2,199,993
                                                  ==========    ========     =======      ========       ========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                            $  133,018    $    162     $   185      $     --       $     --       $  133,365
      Accrued advertising                             16,187         107          --            --             --           16,294
      Other liabilities and accrued expenses          45,194         243          69         1,000 a        1,250 d         47,756
      Current portion of long-term debt
        and capital lease obligation                   7,186         309         126            --             --            7,621
                                                  ----------    --------     -------      --------       --------       ----------
           Total current liabilities                 201,585         821         380         1,000          1,250          205,036

Long-term debt and capital lease obligation        1,533,862         178         125            --             --        1,534,165

Redeemable convertible preferred stock                    --          --      11,936            --        (11,936)e

Stockholders' equity:
      Convertible preferred stock                         --       9,881          19        (9,881)b          (19)e             --
      Common stock                                     1,614       7,761          23        (7,761)b          (23)e
                                                                                                12 a            7 d          1,633
      Additional paid-in capital                     306,414          --          39       249,939 a      145,332 d        701,724
      Deferred compensation and other                 (2,374)     (5,971)                    5,971 b      (12,074)g        (14,448)
      Accumulated other comprehensive income          (4,390)         --          --            --             --           (4,390)
      Accumulated deficit and other
        stockholders' equity                        (223,727)     (8,950)     (1,679)        8,950 b        1,679 e       (223,727)
                                                  ----------    --------     -------      --------       --------       ----------
           Total stockholders' equity                 77,537       2,721      (1,598)      247,230        134,902          460,792
                                                  ----------    --------     -------      --------       --------       ----------
               Total liabilities and
                 stockholders' equity             $1,812,984    $  3,720     $10,843      $248,230       $124,216       $2,199,993
                                                  ==========    ========     =======      ========       ========       ==========

  See notes to pro forma combined condensed consolidated financial statements.

       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                              ALEXA     EXCHANGE.COM
                                                                                            PROFORMA      PROFORMA     PROFORMA
                                                    AMAZON.COM    ALEXA    EXCHANGE.COM    ADJUSTMENTS   ADJUSTMENTS    BALANCE
                                                  ------------    -----    -------------   -----------   ------------  ---------
Net sales                                         $ 293,643       $  382   $    173        $       --    $      --     $ 294,198
Cost of sales                                       228,852           66          5                --           --       228,923
                                                  ---------       ------   --------        ----------    ---------     ---------
Gross profit                                         64,791          316        168                --           --        65,275

Operating expenses:
      Marketing and sales                            60,744        1,013        157                --           --        61,914
      Product development                            23,477          506        308                --           --        24,291
      General and administrative                     11,165          370        625                --           --        12,160
      Merger and acquisition related costs,
        including amortization
        of goodwill and other
          purchased intangibles                      25,309           --        262            20,686 c     10,831 f
                                                                                                               906 g
                                                                                                              (262)h      57,732
                                                  ---------       ------   --------        ----------    ---------     ---------
           Total operating expenses                 120,695        1,889      1,352            20,686       11,475       156,097

Loss from operations                                (55,904)      (1,573)    (1,184)          (20,686)     (11,475)      (90,822)
Interest income                                      10,925           54         --                --           --        10,979
Interest expense                                    (16,688)          --        (36)               --           --       (16,724)
                                                  ---------       ------   --------        ----------    ---------     ---------
      Net interest expense                           (5,763)          54        (36)               --           --        (5,770)

Net loss                                          $ (61,667)     $(1,519)  $ (1,220)       $  (20,686)   $ (11,475)    $ (96,567)
                                                  ==========      ======   ========        ==========    =========     =========
Basic and diluted loss per share                  $   (0.39)                                                           $   (0.61)
                                                  ==========                                                           =========

Shares used in computation of basic
      and diluted loss per share                    156,897                                     1,176          661       158,734
                                                  ==========                               ==========    =========     =========

  See notes to pro forma combined condensed consolidated financial statements.

       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                           ALEXA      EXCHANGE.COM
                                                                                          PROFORMA      PROFORMA      PROFORMA
                                                  AMAZON.COM     ALEXA    EXCHANGE.COM   ADJUSTMENTS   ADJUSTMENTS    BALANCE
                                                 -----------   ---------  ------------   -----------  ------------   ---------

Net sales                                        $ 609,996     $     372      $  --      $              $      --     $610,368
Cost of sales                                      476,155             5         --                            --      476,160
                                                 ---------     ---------      -----      ---------      ---------    ---------
Gross profit                                       133,841           367         --                            --      134,208

Operating expenses:
      Marketing and sales                          133,023         2,216         57                            --      135,296
      Product development                           46,807         1,693        130                            --       48,630
      General and administrative                    15,799         1,024        241                            --       17,064
      Merger and acquisition related costs,
      including amortization
        of goodwill and other
          purchased intangibles                     50,172                                  82,743 c       43,327 f
                                                                                                            7,244 g
                                                                                                            1,000 g    184,486
                                                 ---------     ---------      -----      ---------      ---------    ---------
           Total operating expenses                245,801         4,933        428         82,743         51,571      385,476

Loss from operations                              (111,960)       (4,566)      (428)       (82,743)       (51,571)    (251,268)
Interest income                                     14,053           111                                                14,164
Interest expense                                   (26,639)           (2)                                              (26,641)
                                                 ---------     ---------      -----      ---------      ---------    ---------
      Net interest expense                         (12,586)          109         --             --             --      (12,477)

Net loss                                         $(124,546)       (4,457)     $(428)       (82,743)     $ (51,571)   $(263,745)
                                                 =========     =========      =====      =========      =========    =========
Basic and diluted loss per share                 $   (0.84)                                                          $   (1.76)
                                                 =========                                                           =========

Shares used in computation of basic
      and diluted loss per share                   148,172                                   1,176            661      150,009
                                                 =========                               =========      =========    =========

  See notes to pro forma combined condensed consolidated financial statements.

     NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


BASIS OF PRESENTATION

The pro forma combined condensed consolidated financial statements reflect the issuance of Amazon.com common stock, par value $.01 per share ("Amazon.com Common Stock") and the issuance of Amazon.com replacement options for all outstanding shares of Alexa and Exchange.com. The Alexa Merger and Exchange.com Merger will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16.

Subject to the satisfaction of all conditions precedent, the purchase price for Alexa is approximately $250 million and will be comprised of an estimated 1.176 million shares of Amazon.com Common Stock and replacement options, including approximately $1 million of acquisition costs. The ultimate number of shares of Amazon.com Common Stock to be issued at closing will vary from this estimate based upon the fair value of Amazon.com Common Stock as defined in the Alexa Merger Agreement upon consummation of this transaction.

Substantially all of the approximate $250 million purchase price will be allocated to goodwill and other purchased intangibles. Preliminary estimates of the fair value of assets and liabilities of Alexa have been combined with the recorded values of the assets and liabilities of Amazon.com in the unaudited pro forma combined condensed consolidated financial statements.

Subject to the satisfaction of all conditions precedent, the purchase price for Exchange.com is approximately $150 million and is comprised of an estimated 661 thousand shares of Amazon.com Common Stock and replacement options, including approximately $1.25 million of acquisition costs. The ultimate number of shares of Amazon.com Common Stock to be issued at closing will vary from this estimate based upon the fair value of Amazon.com Common Stock as defined in the Exchange.com Merger Agreement upon consummation of this transaction.

Substantially all of the approximate $150 million purchase price will be allocated to goodwill and other purchased intangibles. Preliminary estimates of the fair value of assets and liabilities of Exchange.com have been combined with the recorded values of the assets and liabilities of Amazon.com in the unaudited pro forma combined condensed consolidated financial statements.

On January 11, 1999, Exchange.com acquired all of the outstanding stock of BiblioFind, Inc. in an acquisition accounted for under the a purchase method of accounting in accordance with APB No. 16. Exchange.com paid $4 million in cash and issued $2 million of promissory notes payable to the shareholders of BiblioFind. Exchange.com recorded approximately $6 million of goodwill and intended to amortize the goodwill over approximately five years. In March 1999, Exchange.com repaid in full the promissory notes payable issued in connection with the acquisition. The Exchange.com portion of the Pro forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 1998 does not reflect the results of operations of BiblioFind as if it had been acquired by Exchange.com on January 1, 1998, as required under APB No. 16. Had BiblioFind's results of operations been included with Exchange.com's results of operations, Exchange.com's pro forma combined revenues and combined net loss would have been $507,000 and $(1,463,000), respectively, for the year ended December 31, 1998. Pro forma combined revenues and combine net loss would not have been materially different than reported results for the period ended March 31, 1999.

PRO FORMA ADJUSTMENTS FOR ALEXA

        (a) To reflect the issuance of Amazon Common Stock and the assumption of all outstanding options, having an aggregate value of approximately $250 million, including approximately $1 million of transaction costs, to consummate the Alexa Merger Agreement.

        (b)     To eliminate the historical stockholders' equity of Alexa.

        (c) To record the excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the Alexa Merger Agreement and the related amortization. The purchase price allocation is based on management's preliminary estimates of the fair values of the tangible assets and intangible assets. The book value of tangible assets acquired and liabilities are assumed to approximate fair value. The estimated useful life of the goodwill and other purchased intangible assets averages approximately 3 years.

PRO FORMA ADJUSTMENTS FOR EXCHANGE.COM

        (d) To reflect the issuance of Amazon Common Stock, assumption of all outstanding options and payment of approximately $1 million of cash having an aggregate value of approximately $150 million, including approximately $1 million of transaction costs, to consummate the Exchange.com Merger Agreement.

        (e) To eliminate the historical redeemable preferred stock and stockholders' equity of Exchange.com.

        (f) To record the excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the Exchange.com Merger Agreement and the related amortization. The purchase price allocation is based on management's preliminary estimates of the fair values of the net tangible assets and intangible assets and will be adjusted based on an independent assessment of fair value. The book value of tangible assets acquired and liabilities are assumed to approximate fair value. The estimated useful life of the goodwill and other purchased intangible assets averages approximately 3 years.

        (g)     To record deferred compensation associated with the acquisition.

        (h) To eliminate amortization of goodwill associated with Exchange.com's acquisition of BiblioFind, Inc.

CONTINGENT CONSIDERATION

   In addition to the approximate $150 million purchase price for all of the outstanding capital stock and assumption of all outstanding options of Exchange.com, approximately $47 million of Amazon.com Common Stock and approximately $3 million cash may be paid to stockholders and certain option holders of Exchange.com subject to the continued employment of certain employees of Exchange.com at Amazon.com for a period of one year after closing. This contingent consideration has not been reflected in the pro forma combined condensed consolidated financial statements.

PRO FORMA LOSS PER COMMON SHARE

   Basic pro forma earnings per share is computed using the weighted average number of Amazon.com common shares outstanding during the period plus shares of Amazon.com Common Stock issued in connection with the Alexa Merger and the Exchange.com Merger, excluding Amazon.com Common Stock subject to repurchase. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of Amazon.com Common Stock and common equivalent shares assumed as part of the acquisition. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is antidilutive. Shares, options and warrants issued in connection with the Exchange.com Merger Agreement are assumed outstanding at the beginning of the period.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

   There were no material adjustments required to conform the accounting policies of Amazon.com, Alexa and Exchange.com. Certain amounts for Exchange.com have been reclassified to conform to Amazon.com's financial statement presentation. There have been no significant intercompany transactions.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMAZON.COM, INC.
                                         (Registrant)


Dated:  May 12, 1999                     By: /s/JOY D. COVEY
                                             ----------------------------------
                                             Joy D. Covey
                                             Chief Financial Officer and Vice
                                             President of Finance and
                                             Administration

                                  EXHIBIT INDEX


Exhibit Number       Description
--------------       -----------
     23.1            Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.2            Consent of PricewaterhouseCoopers LLP, Independent Accountants